EXHIBIT 19.2
                                                                    ------------

Franklin Auto Trust 2001-1
Monthly Servicing Report

Collection Period:                                    July 2003
Distribution Date:                                    August, 15 2003
Number of Days in Distribution Period:                30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                                   ------------------------------------------------------------------------------------------------
      i.     Prime Loans              4,081       67,907,880.60      10.49%           66.04               58.32              7.72
      ii.    Non-Prime Loans          3,924       68,673,917.63      14.02%           67.44               62.01              5.43
      iii.   Sub-Prime Loans            146        2,505,255.54      17.08%           66.74               60.90              5.84
      iv.    Total Loans              8,151      139,087,053.78      12.35%           66.75               60.19              6.56

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.   Class A-1 Notes    87,000,000.00   5.386%    10/15/2004   35242RAG9
      ii.  Class A-2 Notes    52,081,000.00   5.857%    07/15/2008   35242RAH7

   C.  Spread Account

      i.   Initial Cash Deposit                  347,718.00
      ii.  Spread Account Floor Amount          2,086,306.00
      iii. Specified Spread Account Amount      4.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  5,911,200.00


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                     Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                                   ------------------------------------------------------------------------------------------------
      i.     Prime Loans              1,773      16,340,844.01       10.71%           67.55               31.57              35.98
      ii.    Non-Prime Loans          1,870      20,689,780.81       13.96%           68.29               34.70              33.59
      iii.   Sub-Prime Loans             64         700,834.85       16.67%           68.77               33.85              34.92
      iv.    Total Loans              3,707      37,731,459.67       12.61%           67.98               33.33              34.65

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes                       0.00           0.00
      ii.    Class A-2 Notes              37,731,459.67           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                 2,378,176.32
      ii.    Payment Provider Commitment                   695,435.27

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                        0.00
      ii.    Surety Fee Shortfall                                0.00
      iii.   Unreimbursed Surety Draws                           0.00
      iv.    Unreimbursed Insurer Optional Deposit               0.00
      v.     Additional Servicing Fee Shortfall             11,344.81


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans          217,992.55   42,840.82      22,156.27    65,227.83    96,917.68              27,362.08
      ii.    Non-Prime Loans      442,063.47  210,254.41     137,453.31    88,473.67   254,259.83             245,136.12
      iii.   Sub-Prime Loans       13,356.04   18,026.33           0.00         0.00    18,026.33                   0.00
      iv.    Total Loans          673,412.06  271,121.56     159,609.58   153,701.50   369,203.84             272,498.20

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              22           3              2           4                    8                    3
      ii.    Non-Prime Loans          38          18             11           6                   18                   18
      iii.   Sub-Prime Loans           1           1              0           0                    1                    0
      iv.    Total Loans              61          22             13          10                   27                   21

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            1.33%        0.26%          0.14%      0.40%               0.59%                   0.17%
      ii.    Non-Prime Loans        2.14%        1.02%          0.66%      0.43%               1.23%                   1.18%
      iii.   Sub-Prime Loans        1.91%        2.57%          0.00%      0.00%               2.57%                   0.00%
      iv.    Total Loans            1.78%        0.72%          0.42%      0.41%               0.98%                   0.72%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            1.24%        0.17%          0.11%      0.23%               0.45%                   0.17%
      ii.    Non-Prime Loans        2.03%        0.96%          0.59%      0.32%               0.96%                   0.96%
      iii.   Sub-Prime Loans        1.56%        1.56%          0.00%      0.00%               1.56%                   0.00%
      iv.    Total Loans            1.65%        0.59%          0.35%      0.27%               0.73%                   0.57%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans             1,700       15,219,921.96       10.73%           67.63               30.70              36.93
      ii.    Non-Prime Loans         1,819       19,594,280.63       13.97%           68.33               33.80              34.53
      iii.   Sub-Prime Loans            58          611,457.97       16.76%           68.73               33.05              35.68
      iv.    Total Loans             3,577       35,425,660.56       12.63%           68.04               32.46              35.58

   B.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans         143,065.89    109,765.33      19,774.58    20,093.23    30,392.67              89,423.59
      ii.    Non-Prime Loans     468,287.13    231,079.22     146,146.21    37,974.51   131,246.46             233,409.44
      iii.   Sub-Prime Loans      13,577.81          0.00           0.00         0.00         0.00              18,026.33
      iv.    Total Loans         624,930.83    340,844.55     165,920.79    58,067.74   161,639.13             340,859.36

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              12         10               3           1               4                        7
      ii.    Non-Prime Loans          41         20              13           3              12                       18
      iii.   Sub-Prime Loans           1          0               0           0               0                        1
      iv.    Total Loans              54         30              16           4              16                       26

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.94%       0.72%          0.13%          0.13%          0.20%                    0.59%
      ii.    Non-Prime Loans        2.39%       1.18%          0.75%          0.19%          0.67%                    1.19%
      iii.   Sub-Prime Loans        2.22%       0.00%          0.00%          0.00%          0.00%                    2.95%
      iv.    Total Loans            1.76%       0.96%          0.47%          0.16%          0.46%                    0.96%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.71%             0.59%    0.18%          0.06%          0.24%                    0.41%
      ii.    Non-Prime Loans        2.25%             1.10%    0.71%          0.16%          0.66%                    0.99%
      iii.   Sub-Prime Loans        1.72%             0.00%    0.00%          0.00%          0.00%                    1.72%
      iv.    Total Loans            1.51%             0.84%    0.45%          0.11%          0.45%                    0.73%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                            382,353.44
             b.  Principal Collections                         1,964,939.75

      ii.    Net Liquidation Proceeds                            123,515.06
      iii.   Post Disposition Recoveries                          31,368.88
      iv.    Rebates of Capitalized Insurance Premiums                 0.00
      v.     Repurchase Amounts
             a.  Interest                                              0.00
             b.  Principal                                             0.00

   D.  Total Available
      i.     Total Interest Collections                          382,353.44
      ii.    Total Principal Collections                       2,088,454.81
      iii.   Collected Funds                                   2,470,808.25
      iv.    Reinvestment Income Collected in Spread Account       1,437.12

   E.  Month End Pool Balance
      i.     Beginning Pool Balance                           37,731,459.67
      ii.    Principal Collections                             2,088,454.81
      iii.   Realized and Cram-Down Losses                       217,344.30
      iv.    Month End Pool Balance                           35,425,660.56

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                        13,617.37
             b.  Non-prime Receivables @ 1.50%                   25,862.23
             c.  Sub-prime Receivables @ 2.00%                    1,168.06
             d.  Total Servicing Fee                             40,647.65
             e.  Total Receivables @ 1.25%                       39,303.60

      ii.    Base Servicing Fee (less of id. and ie.)            39,303.60
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                             1,344.05
      v.     Previous Additional Servicing Fee Shortfall         11,344.81
      vi.    Total Additional Servicing Fee                      12,688.86
      vii.   Supplemental Servicing Fee                          19,283.00
      viii.  Total Supplemental Servicing Fee                    19,283.00

   B.  Surety Fee
      i.     Surety Fee Rate                                         0.165%
      ii.    Base Surety Fee Due                                  5,188.08
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                 5,188.08

   C.  Bond Interest
                                     Bond       Number                   Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes        5.39%         30              0.00      0.00            0.00                  0.00
      ii.    Class A-2 Notes        5.86%         30        184,160.97      0.00            0.00            184,160.97
      iii.   Total                  5.86%         30        184,160.97      0.00            0.00            184,160.97


   D.  Bond Principal

      i.     Beginning Note Balance                          37,731,459.67
      ii.    Current Pool Balance                            35,425,660.56
      iii.   Principal Distributable Amount                   2,305,799.11

   E.  Total Required Distributions                           2,534,451.76
   F.  Total Available Funds                                  2,502,177.13
   G.  Required Distribution Shortfall                           32,274.63
   H.  Cash Available in Spread Account                       2,379,613.44
   I.  Reserve Account Draw                                      32,274.63
   J.  Payment Provider Commitment                              695,435.27
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                 2,534,451.76

Section V.  Waterfall for Distributions

   A.  Total Available Funds                 2,534,451.76

                                                                                                      Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall       for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                   39,303.60          39,303.60                0.00       2,495,148.16
   C.  Surety Fee                                       5,188.08           5,188.08                0.00       2,489,960.08
   D.  Note Interest                                  184,160.97         184,160.97                0.00       2,305,799.11
   E.  Principal Distributable Amount               2,305,799.11       2,305,799.11                0.00               0.00
   F.  Interest on Unreimbursed Surety Draws                0.00               0.00                0.00               0.00
   G.  Reimbursement of Previous Surety Draws               0.00               0.00                0.00               0.00
   H.  Reimbursement of Insurer Optional Deposits           0.00               0.00                0.00               0.00
   I.  Reserve Deposit                                499,791.98               0.00          499,791.98               0.00
   J.  Payment of Additional Servicing Fee             12,688.86               0.00           12,688.86               0.00
   K.  Deposit to Certificate Distribution Acct.            0.00               0.00                0.00               0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes                0.00             0.00              0.00          0.00            0.00             0.00
   B.  Class A-2 Notes       37,731,459.67     2,305,799.11     35,425,660.56    184,160.97      184,160.97             0.00
   C.  Total                 37,731,459.67     2,305,799.11     35,425,660.56    184,160.97      184,160.97             0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                 -0.86%
      ii.    Previous Month                                 0.72%
      iii.   Second Previous Month                          2.32%
      iv.    Three-Month Average                            0.79%
      v.     Previous Three Month Average                   1.15%
      vi.    Second Previous Three Month Average            0.99%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                               YES
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            2,086,305.81
      ii.    Spread Account Specified Amount        2,781,741.08
      iii.   Spread Account Maximum Amount          3,542,566.06
      iv.    Spread Account Required Amount         2,847,130.79

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                                                         2,347,338.81     695,435.27
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                0.00           0.00       2,347,338.81     695,435.27
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                         0.00           0.00       2,347,338.81     695,435.27
      iv.    Deposit to Spread Account from Waterfall                        0.00           0.00       2,347,338.81     695,435.27
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                     0.00           0.00       2,347,338.81     695,435.27
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                    0.00           0.00       2,347,338.81     695,435.27
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                    0.00           0.00       2,347,338.81     695,435.27
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit     0.00           0.00       2,347,338.81     695,435.27
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured               0.00           0.00       2,347,338.81     695,435.27


Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.00%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                   53
   M.  Balance of Loans Extended During the Current
         Collection Period                                           616,497.49

Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period  Current       Current Period
                              Cumulative       Current Period     Cumulative     Period          Prepayment
                              Charge Offs       Charge-Offs           Losses     Losses            Spread
                            -----------------------------------------------------------------------------------------
   i.     Prime Loans       1,740,075.87          89,423.59       843,563.66     41,022.02        1.6491%
   ii.    Non-Prime Loans   5,371,645.99         233,409.44     3,052,479.22    136,598.25        1.4760%
   iii.   Sub-Prime Loans     337,929.30          18,026.33       182,107.80      8,355.15        2.2196%
   iv.    Total Loans       7,449,651.16         340,859.36     4,078,150.68    185,975.42        1.5941%






/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President